Exhibit 10.21.2

Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed

AMENDMENT NO. 2

TO MASTER REPURCHASE AGREEMENT

This Amendment No. 2 to Master Repurchase Agreement, dated as of April 17, 2020 (this “Amendment”), by and between Finance of America Mortgage LLC (“Seller”) and Nomura Corporate Funding Americas, LLC (“Buyer”).

RECITALS

Buyer and Seller are parties to that certain Master Repurchase Agreement, dated as of October 28, 2019 (as amended by that certain Amendment No. 1 to Master Repurchase Agreement, dated as of April 15, 2020, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

Buyer and Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, Buyer and Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Amendments to Existing Repurchase Agreement. Effective as of the Amendment No. 2 Effective Date (as defined below), the Existing Repurchase Agreement is hereby amended as follows:

1.1 Section 2 of the Existing Repurchase Agreement is hereby amended by deleting the definitions of “Eligible Mortgage Loan”, “Purchased Asset Issue” and “Underwriting Guidelines” in their respective entireties and replacing them with the following:

“Eligible Mortgage Loan” shall mean any Mortgage Loan that meets the following criteria (unless otherwise agreed to by Buyer in writing its sole and absolute discretion) at all times (unless otherwise set forth below):

(a) as of the related Purchase Date, such Mortgage Loan has been approved to be made subject to a Transaction by Buyer in its sole and absolute discretion;

(b) is secured by a one- to four- family Mortgaged Property that is not a mobile home or raw land;

(c) on the related Purchase Date, such Mortgage Loan is [***] Days Delinquent, and was not [***] or more Days Delinquent at any time, with respect to any payment of principal or interest and is otherwise not in default;

(d) is at all times while a Purchased Asset not [***] or more Days Delinquent at any time, with respect to any payment of principal or interest;

(e) the related Mortgagor is not subject to an Insolvency Event, and the related Mortgaged Property is not involved in a proceeding under an Insolvency Event;

(f) on the Purchase Date, and at any time after the related Purchase Date, the related Mortgaged Property is not a real estate owned property and is not subject to foreclosure proceedings;

(g) the related Purchase Date is not greater than one hundred and [***] following the related origination date for such Mortgage Loan;

(h) if such Mortgage Loan is a Non-Agency Loan, such Mortgage Loan is a Grade A Mortgage Loan, a Grade B Mortgage Loan from a Third Party Reviewer as of the related Purchase Date (if the due diligence review of such Mortgage Loan that is prepared by such Third Party Reviewer is available to Buyer as of such Purchase Date, or if a Grade C Mortgage Loan, approved in writing by Buyer in its sole discretion);

(i) the LTV of such Mortgage Loan (including the amount of any primary mortgage insurance protection against such Mortgage Loan) is less than or equal to [***], unless such Mortgage Loan is otherwise acceptable to Buyer;

(j) such Mortgage Loan does not, after giving effect to the related Purchase Price with respect to such Mortgage Loan, cause any of the applicable Concentration Limits set forth in Schedule 1 of the Pricing Side Letter to be exceeded;

(k) such Mortgage Loan has been originated or acquired by Seller in accordance with the applicable Underwriting Guidelines with no exceptions unless such exceptions and related significant compensating factors were disclosed to, and approved by, Buyer in its sole discretion in writing prior to the related Purchase Date, and in the case of the related FAM Underwriting Guidelines such FAM Underwriting Guidelines have not been amended or modified unless such amendments or modifications have been affirmatively approved or waived by Buyer in writing in its sole discretion;

(l) such Mortgage Loan complies with the representations and warranties set forth on Schedule 1;

(m) such Mortgage Loan complies with such other eligibility criteria as determined by Buyer during its due diligence review of such Mortgage Loans and set forth in the related Confirmation;

(n) such Mortgage Loan is not subject to any forbearance arrangement, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority; and

(o) if such Mortgage Loan is a Government Mortgage Loan, as of the related Purchase Date Buyer has notified Seller in writing (including via e-mail) that Government Mortgage Loans are eligible to be purchased by Buyer in a Transaction under this Agreement in its sole and absolute discretion (provided that such Government Mortgage Loan otherwise constitutes an Eligible Mortgage Loan).

“Purchased Asset Issue” shall mean, with respect to any Purchased Asset, the occurrence of any of the following as determined in Buyer’s good faith discretion:

(i) such Mortgage Loan is not an Eligible Mortgage Loan;

(ii) a Regulatory or Reputational Risk Issue has occurred;

(iii) the related Mortgage Note, Mortgage or related guarantee, if any, are determined to be unenforceable;

(iv) if the Purchased Asset is serviced by the Seller (and not subserviced by a third-party subservicer that has been approved by Buyer and entered into a Servicer Notice), the related Servicing Transfer Date for such Purchased Asset does not occur on or prior to the date that is [***] immediately following the related Purchase Date for such Purchased Asset;

(v) if such Purchased Asset is due to be securitized and such Purchased Asset is removed from the securitization pool pursuant to a request from any investor or rating agency due to concerns with respect to credit, compliance or valuation of such Purchased Asset;

(vi) the underlying Mortgaged Property is found to have an Environmental Issue for which Seller or the related Mortgagor does not promptly set up an escrowed reserve or insurance in an amount reasonably acceptable to Buyer;

(vii) a Governmental Authority has seized the underlying Mortgaged Property;

(viii) if such Purchased Asset is a Wet-Ink Mortgage Loan, the Custodian has failed to issue a Trust Receipt showing no exceptions with respect to such Purchased Asset to Buyer in accordance with the Custodial Agreement on or prior to the Wet-Ink Delivery Date;

(ix) if such Purchased Asset is a Non-Agency Loan and Buyer did not receive the related due diligence review of such Purchased Asset prepared by a Third Party Reviewer (which review identifies such Purchased Asset as a Grade A Mortgage Loan or Grade B Mortgage Loan) as of the related Purchase Date, if such Purchased Asset is not a Grade A Mortgage Loan, Grade B Mortgage Loan from a Third Party Reviewer within [***] of the related Purchase Date (or such other time period as agreed between the Buyer and the Seller), or if a Grade C Mortgage Loan, is not approved in writing by Buyer in its sole discretion;

(x) such Purchased Asset is subject to any forbearance arrangement, whether requested by any party or pursuant to an agreement, or mandated by a Governmental Authority; or

(xi) such Purchased Asset is subject to a Transaction for greater than [***] (whether or not consecutive).

“Underwriting Guidelines” shall mean (i) with respect to each Agency Mortgage Loan, the guidelines of Fannie Mae or Freddie Mac, as applicable, (ii) with respect to each Prime Jumbo Loan, Seller’s related underwriting guidelines, delivered to and approved by Buyer on or prior to the date hereof, as amended or modified in accordance with this Agreement, (iii) with respect to each Non-QM Loan, Seller’s related underwriting guidelines, delivered to and approved by Buyer on or prior to the date hereof, as amended or modified in accordance with this Agreement and (iv) with respect to each Government Mortgage Loan, the guidelines of FHA or VA, as applicable.

1.2 Section 2 of the Existing Repurchase Agreement is hereby further amended by adding the following new definitions thereto in their proper alphabetical order:

“FHA” shall mean the Federal Housing Administration, an agency within the United States Department of Housing and Urban Development, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of Housing and Urban Development where appropriate under the FHA Regulations.

“FHA Approved Mortgagee” shall mean a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.

“FHA Loan” shall mean a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.

“FHA Mortgage Insurance” shall mean, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

“FHA Mortgage Insurance Contract” shall mean the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.

“FHA Regulations” shall mean the regulations promulgated by the Department of Housing and Urban Development under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other Department of Housing and Urban Development issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.

“Government Mortgage Loan” shall mean a Mortgage Loan that is an FHA Loan or a VA Loan.

“VA” shall mean the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.

“VA Approved Lender” shall mean a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.

“VA Loan” shall mean a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vendor loan sold by the VA.

“VA Loan Guaranty Agreement” shall mean the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.

“VA Regulations” shall mean the regulations promulgated by the VA and codified in 38 Code of Federal Regulations, and other VA issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.

1.3 Section 8(a) of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(a) Security Interest. On the Purchase Date, Seller hereby sells, assigns and conveys to Buyer all right, title and interest in the Purchased Assets to the extent of its rights therein. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller, to the extent of its rights therein, hereby pledges on the date hereof to Buyer as security for the performance of the Obligations and hereby grants, assigns and pledges to Buyer a first priority security interest in Seller’s rights, title and interest in the Purchased Assets (including any Additional Acceptable Assets that are Purchased Assets), any other Additional Acceptable Assets transferred to Buyer pursuant to Section 4(a) hereof, the Records, all Servicing Rights related to the Purchased Assets (to the extent of Seller’s rights therein), all Take-out Commitments, the Facility Documents (to the extent such Facility Documents and Seller’s rights thereunder relate to the Purchased Assets), any Property relating to any Purchased Asset or the related Mortgaged Property, all insurance policies and insurance proceeds relating to any Purchased Asset or any related Mortgaged Property, including but not limited to any payments or proceeds under any related primary insurance or hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements, any Income relating to any Purchased Asset, each Collection Account, the Disbursement Account, the Servicing Agreements, and any other contract rights, accounts (including any interest of Seller in escrow accounts) and any other payments, rights to payment (including payments of interest or finance charges) and general intangibles to the extent that the foregoing relates to any Purchased Assets or any interest in the Purchased Assets, as are specified on a Confirmation and/or Trust Receipt and Asset Detail and Exception Report, and any proceeds and distributions and any other property, rights, title or interests with respect to any of the foregoing, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”).

1.4 Section 12(l) of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(l) Agency Matters. Seller is (i) approved by Fannie Mae as an approved lender, (ii) approved by Freddie Mac as an approved seller/servicer, (iii) an FHA Approved Mortgagee, (iv) a VA Approved Lender, and (v) to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (such collective approvals, “Agency Approvals”). Seller is in good standing, with no event having occurred or being reasonably likely to occur, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require a waiver from any Agency, FHA or VA.

1.5 Section 13(cc) of the Existing Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(cc) Agency Matters. Seller shall maintain all Agency Approvals. Should Seller, for any reason, cease to possess all such applicable Agency Approvals to the extent necessary, or should notification to the relevant Agency, FHA or VA be required, Seller shall so notify Buyer immediately in writing. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.

1.1 Schedule 1 to the Existing Repurchase Agreement is hereby amended by deleting paragraph (eee) thereof in its entirety and replacing it with the following:

(eee) FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Loan is covered by an FHA Mortgage Insurance Contract that is in full force and effect, and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan is guaranteed, or eligible to be guaranteed, by a VA Loan Guaranty Agreement that is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set-off or defense. Each FHA Loan and VA Loan was originated in accordance with the FHA Regulations and VA Regulations, as applicable.

SECTION 2. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment No. 2 Effective Date”), subject to the satisfaction of the following conditions precedent:

2.1 Delivered Documents. On the Amendment No. 2 Effective Date, Buyer shall have received the following document which shall be satisfactory to Buyer in form and substance:

(a) this Amendment, executed and delivered by Seller and Buyer; and

(b) Amendment No. 1 to Pricing Side Letter, executed and delivered by Seller and Buyer.

SECTION 3. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and the execution of this Amendment.

SECTION 4. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. Counterparts may be delivered electronically.

SECTION 5. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Buyer

By:	/s/ Sanil Patel
Name: Sanil Patel
Title: Managing Director

Signature Page to Amendment No. 2 to Master Repurchase Agreement

FINANCE OF AMERICA MORTGAGE LLC, as Seller

By:	/s/ Robert Conway
Name:	Robert Conway
Title:	Treasurer

Signature Page to Amendment No. 2 to Master Repurchase Agreement